(MKS LOGO)

EXHIBIT 99.1

Contact: Seth H. Bagshaw
Vice President, Chief Financial Officer & Treasurer
Telephone: 978.645.5578

MKS Instruments Reports Q2 2011 Financial Results
Record Non-GAAP net earnings of $38.8 million; up 16% from Q2 of 2010

Andover, Mass., July 20, 2011 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity; today reports second quarter 2011 financial results.

Second Quarter Financial Results

Sales were $224.5 million, up 2% from $220.6 million in the second quarter of 2010 and down 3% from a record $231.9 million in the first quarter of 2011.

Second quarter net income was $38.6 million, or $0.73 per diluted share, compared to net income of $38.8 million, or $0.76 per diluted share, in the second quarter of 2010 and $38.0 million, or $0.73 per diluted share, in the first quarter of 2011.

Record Non-GAAP net earnings were $38.8 million, or $0.73 per diluted share, compared to $33.4 million, or $0.66 per diluted share, in the second quarter of 2010 and $38.2 million, or $0.73 per diluted share, in the first quarter of 2011.

Also in the second quarter, the board of directors authorized a quarterly cash dividend of $0.15 per share which was paid on June 17th. Cash and investments, net of short-term borrowings, were $500.9 million at the end of the quarter, while stockholders’ equity, net of intangible assets and goodwill, was $807.7 million at quarter end.

Leo Berlinghieri, Chief Executive Officer and President, said, “We are pleased to report another strong quarter for MKS, with continued strength in the semiconductor market being somewhat offset by a decline in solar business following our record shipments in Q1. Our operating leverage further improved with favorable product mix coupled with effective cost controls. After a robust first half of the year, we are seeing some softening in the semiconductor market as the record shipments of the last few quarters are assimilated and brought on line. We expect that the solar market will remain slightly depressed in the third quarter, but we anticipate that sales to our other markets should continue to remain strong. Based upon these patterns and general business outlook, we estimate that our third quarter sales may range from $180 to $210 million and at this volume, our non-GAAP net earnings could range from $0.40 to $0.60 per share.”

Conference Call Details

A conference call with management will be held on Thursday, July 21, 2011 at 8:30 a.m. (Eastern Time). To participate in the conference call, please dial (877) 666-7169 for domestic callers and (817) 382-5829 for international callers, and an operator will connect you. Participants will need to provide the operator with the Conference ID of 82212141, which has been reserved for this call. A live and archived webcast of the call will also be available on the company’s website at www.mksinst.com. Following the webcast, a telephone replay will be available for 7 days. To access the replay, please dial (800) 642-1687 or (706) 645-9291 which will require the conference ID noted above.

Use of Non-GAAP Financial Results

Non-GAAP net earnings and Non-GAAP net earnings per share amounts which exclude discontinued operations, amortization of acquired intangible assets, costs associated with acquisitions and disposition related charges, are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of these non-GAAP financial measures, which exclude discontinued operations, amortization of acquired intangible assets, costs associated with acquisitions and disposition related charges, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation, and environmental monitoring.

Forward-Looking Statements

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended (Note 1)
	June 30, 2011	June 30, 2010	March 31, 2011
Net revenues	$224,487	$220,647	$231,851
Cost of revenues	119,499	123,328	125,490

Gross profit	104,988	97,319	106,361
Research and development	15,582	16,154	16,896
Selling, general and administrative	31,851	30,902	32,707
Amortization of intangible assets	250	314	250

Income from operations	57,305	49,949	56,508
Interest income, net	309	254	271

Income from continuing operations before income taxes	57,614	50,203	56,779
Provision for income taxes	19,013	17,059	18,736

Income from continuing operations	38,601	33,144	38,043
Income from discontinued operations, net of taxes	—	5,633	—

Net income	$38,601	$38,777	$38,043

Basic income per share:
Continuing operations	$0.74	$0.66	$0.74
Discontinued operations	—	0.11	—

Net income	$0.74	$0.77	$0.74
Diluted income per share:
Continuing operations	$0.73	$0.65	$0.73
Discontinued operations	—	0.11	—

Net income	$0.73	$0.76	$0.73
Cash dividends per common share	$0.15	$—	$0.15
Weighted average shares outstanding:
Basic	52,346	50,067	51,407
Diluted	52,906	50,870	52,386
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Income from continuing operations	$38,601	$33,144	$38,043
Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	250	314	250
Proforma tax adjustments	(65)	(90)	(65)

Non-GAAP net earnings (Note 2)	$38,786	$33,368	$38,228

Non-GAAP net earnings per share (Note 2)	$0.73	$0.66	$0.73

Weighted average shares outstanding	52,906	50,870	52,386

Note 1: During 2010, the Company sold two product lines that no longer met the Company’s long-term strategic objectives. The results of operations of the two product lines have been classified as discontinued operations in the consolidated statements of operations for all periods presented.

Note 2: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude results of discontinued operations, amortization of acquired intangible assets, acquisition and disposition related charges, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Six Months Ended
	June 30, (Note 1)
	2011	2010
Net revenues	$456,338	$412,813
Cost of revenues	244,989	229,999

Gross profit	211,349	182,814
Research and development	32,478	31,829
Selling, general and administrative	64,558	58,714
Amortization of intangible assets	500	783
Gain on sale of asset	—	(682)

Income from operations	113,813	92,170
Interest income, net	580	579

Income from continuing operations before income taxes	114,393	92,749
Provision for income taxes	37,749	30,607

Income from continuing operations	76,644	62,142
Income from discontinued operations, net of taxes	—	5,860

Net income	$76,644	$68,002

Basic income per share:
Continuing operations	$1.48	$1.24
Discontinued operations	—	0.12

Net income	$1.48	$1.36
Diluted income per share:
Continuing operations	$1.46	$1.22
Discontinued operations	—	0.12

Net income	$1.46	$1.34
Cash dividends per common share	$0.30	$—
Weighted average shares outstanding:
Basic	51,877	49,834
Diluted	52,646	50,735
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Income from continuing operations	$76,644	$62,142
Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	500	783
Gain on sale of asset (Note 2)	—	(682)
Proforma tax adjustments	(130)	18

Non-GAAP net earnings (Note 3)	$77,014	$62,261

Non-GAAP net earnings per share (Note 3)	$1.46	$1.23

Weighted average shares outstanding	52,646	50,735

Note 1: During 2010, the Company sold two product lines that no longer met the Company’s long-term strategic objectives. The results of operations of the two product lines have been classified as discontinued operations in the consolidated statements of operations for all periods presented.

Note 2: The six month period ended June 30, 2010 includes a $682 gain on the sale of a vacated facility.

Note 3: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude results of discontinued operations, amortization of acquired intangible assets, acquisition and disposition related charges, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	June 30, 2011	December 31, 2010
ASSETS
Cash and short-term investments	$496,287	$431,933
Trade accounts receivable, net	150,980	138,181
Inventories	164,450	156,429
Other current assets	37,992	26,352

Total current assets	849,709	752,895
Property, plant and equipment, net	69,653	68,976
Goodwill	140,020	140,020
Intangible assets, net	1,243	1,743
Long-term marketable securities	5,277	—
Other assets	14,713	18,779

Total assets	$1,080,615	$982,413

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term borrowings	$619	$—
Accounts payable	33,754	36,427
Accrued expenses and other liabilities	67,610	73,259

Total current liabilities	101,983	109,686
Other liabilities	29,666	25,688
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	699,458	663,792
Retained earnings	232,372	171,356
Other stockholders’ equity	17,023	11,778

Total stockholders’ equity	948,966	847,039

Total liabilities and stockholders’ equity	$1,080,615	$982,413